Exhibit 10.34

SECOND AMENDMENT TO LEASE

This Second Amendment (the “Amendment”) to Lease is made as of November 16, 2011, by and between ARE-East River Science Park, LLC, a Delaware limited liability company (“Landlord”), and Kadmon Corporation, LLC, a Delaware limited liability company, successor-in-interest to Kadmon Pharmaceuticals, LLC, a Delaware limited liability company (“Tenant”).

RECITALS

A.            Landlord and Tenant have entered into that certain Lease Agreement dated as of October 28, 2010 as amended by that certain First Amendment to Lease dated July 1, 2011 (as amended, the “Lease”), wherein Landlord leased to Tenant certain premises consisting of approximately 41,310 square feet (“Premises”) of the building located at 450 East 29th Street, New York, New York, 10016, also know as 504 First Avenue, New York, New York, 10016 as more particularly described therein.

B.            Tenant desires to expand the Premises demised under the Lease by adding approximately 4,457 rentable square feet (the “Fifteenth Floor Expansion Premises”) located on the fifteenth floor of the Building as further described on Exhibit A attached hereto and incorporated herein by this reference.

C.            Landlord and Tenant desire to amend the Lease to, among other things, add the Fifteenth Floor Expansion Premises to the Premises demised under the Lease.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.             Premises. As of January 1, 2012 (“Fifteenth Floor Expansion Premises Commencement Date”), the Premises demised under the Lease are hereby expanded to include the Fifteenth Floor Expansion Premises and Exhibit A to this Amendment shall be deemed added to Exhibit A to the Lease.

2.     Base Rent (Fifteenth Floor Expansion Premises). As of the Fifteenth Floor Expansion Premises Commencement Date and continuing for so long as the Lease remains in effect with respect to the Fifteenth Floor Expansion Premises, the following definition shall be deemed added to the Basic Lease Provisions of the Lease:

“Base Rent (Fifteenth Floor Expansion Premises): $29,713.33 per month, and $356,560.00 per annum, subject to adjustment together with Base Rent (Shell Space) on the annual anniversary of the Rent Commencement Date for the Shell space in accordance with Section 4 below.”

For purposes of clarification, the term “Base Rent (Shell Space)” in the Basic Lease Provisions refers to the Base Rent applicable to the Original Shell Space (defined below).

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3.             Definitions. As of the Fifteenth Floor Expansion Premises Commencement Date and continuing for so long as the Lease remains in effect with respect to the Fifteenth Floor Expansion Premises, the following definitions contained in the Basic Lease Provisions of the Lease shall be amended and restated in their entirety as follows:

(a)                                 “Premises: That portion of the Project, as shown on Exhibit A, known as (i) the entire 16th floor of the Building (the “Original Shell Space”), which the parties agree contains 9,767 rentable square feet, (ii) the entire 5th floor of the Science Hotel (other than the Shared Lab Area situated on the fifth floor of the Building), which the parties agree contains 26,957 rentable square feet (the “Original Hotel Space”), (iii) a portion of the fourth floor, which the parties agree contains 4,586 square feet (the “Expansion Premises”; together with the Original Hotel Space, the “Hotel Space”) and (iv) a portion of the fifteenth floor, which the parties agree contains 4,457 square feet (the “Fifteenth Floor Expansion Premises”, together with the Original Shell Space, the “Shell Space”).

(b)                                 “Base Rent: The sum of Base Rent (Shell Space), Base Rent (Hotel Space), Base Rent (Expansion Premises) and Base Rent (Fifteenth Floor Expansion Premises).”

(c)                                  “Tenant’s Share: 14.84%”

(d)                                 “Base Term: With respect to the Original Shell Space and the Original Hotel Space, beginning on October 28, 2010 and ending on August 31, 2021. With respect to the Expansion Premises, beginning on July 1, 2011 and ending on August 31, 2021. With respect to the Fifteenth Floor Expansion Premises, beginning on the Fifteenth Floor Expansion Premises Commencement Date and ending on December 31, 2014.”

For purposes of clarification, as of the date that the Lease is of no further force or effect with respect to the Fifteenth Floor Expansion Premises, the definitions in this Section 3 shall have the meanings set forth in the First Amendment.

4.             Delivery; Acceptance of Fifteenth Floor Expansion Premises.

(a)           As of the Fifteenth Floor Expansion Premises Commencement Date, (i) Tenant shall accept the Fifteenth Floor Expansion Premises in their condition as of such date; (ii) Landlord shall have no obligation for any defects in the Fifteenth Floor Expansion Premises; and (iii) Tenant’s taking possession of the Fifteenth Floor Expansion Premises shall be conclusive evidence that Tenant accepts the Fifteenth Floor Expansion Premises and that the Fifteenth Floor Expansion Premises were in good condition at the time of delivery.

(b)           Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Fifteenth Floor Expansion Premises or the Project, and/or the suitability of the Fifteenth Floor Expansion Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Fifteenth Floor Expansion Premises or the Project are suitable for the Permitted Use. Landlord shall have no obligation to obtain any permits, approval or entitlements related to Tenant’s use of or conduct of business in the Fifteenth Floor Expansion Premises.

5.             Parking. Notwithstanding anything to the contrary in the Lease, the Fifteenth Floor

Expansion Premises shall not be included for purposes of calculating Tenant’s pro rata share of parking under Section 10(a) of the Lease.

6.             Landlord’s Right to Terminate. Notwithstanding anything to the contrary in this Amendment or the Lease, Landlord shall have the right to terminate the Lease with respect to the Fifteenth Floor Expansion Premises upon at least 90 days prior written notice (“Termination Notice”) to Tenant which termination shall be effective as of the date set forth in the Termination Notice (“Termination Date”); provided, however, that the Termination Date shall not occur prior to July 1, 2012. If the Lease is terminated with respect to the Fifteenth Floor Expansion Premises pursuant to this Section 6, then Tenant shall vacate the Fifteenth Floor Expansion Premises and deliver possession thereof to Landlord in the condition required by the terms of the Lease on or before the Termination Date and Tenant shall have no further obligations under the Lease with respect to the Fifteenth Floor Expansion Premises except for those accruing on or prior to the Termination Date, including the obligation to pay Rent through the Termination Date, and those which, pursuant to the terms of the Lease, survive the expiration or early termination of the Lease.

7.             Right To Extend. Notwithstanding anything to the contrary in the Lease, the Extension Right set forth in Section 48 of the Lease shall not apply to the Fifteenth Floor Expansion Premises.

8.             Miscellaneous.

(a)           This Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b)           This Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

(c)           This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Amendment attached thereto.

(d)           Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent or other person (collectively “Broker”) in connection with this transaction, and that no Broker who shall be paid by Landlord pursuant to a separate Agreement, brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

(e)           Except as amended and/or modified by this Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Amendment. In the event of any conflict between the provisions of this Amendment and the provisions of the Lease, the provisions of this Amendment shall prevail. Whether or not specifically amended by this Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment.

(Signatures on Next Page)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

TENANT:

KADMON CORPORATION, LLC,
a Delaware limited liability company

By:	/s/ Steven N. Gordon
Its:	Steven N. Gordon
Executive Vice President and
General Counsel

LANDLORD:

ARE-EAST RIVER SCIENCE PARK, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, managing member

	By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

		By:	/s/ Gary Dean
GARY DEAN
VP - RE LEGAL AFFAIRS

CONSENT OF GUARANTOR

The undersigned, being the Guarantor under that certain Guaranty of Lease dated as of October 28, 2010 (the “Guaranty”) made by the undersigned in favor of Landlord, hereby consents to all of terms, provisions, covenants and conditions set forth in this Amendment, and to the execution and delivery of this Amendment by Tenant. Guarantor hereby agrees that all of the guarantees, terms, covenants, conditions, representations and warranties set forth in the Guaranty are in full force and effect for the benefit of Landlord, and are not amended or modified by the terms of this Amendment, and Guarantor hereby expressly affirms and confirms its obligations, guarantees and liabilities under the Guaranty.

Witness the execution and delivery hereof as an instrument under seal as of the 14th day of November, 2011.

/s/ Samuel D. Waksal
Samuel D. Waksal

EXHIBIT A

FIFTEENTH FLOOR EXPANSION PREMISES

FLOOR 18

TOTAL RENTABLE FLOOR AREA	[illegible] RSF
ALEXANDRIA FLOOR AREA	7,711 RSF
TENANT 2 FLOOR AREA	4,487 RSF
COMMON USABLE FLOOR AREA	
NON-USABLE FLOOR AREA	

DRAFT

NOVEMBER 11, 2009

ALEXANDRIA CENTER FOR LIFE SCIENCE™ – NEW YORK CITY

EAST TOWER, FLOOR 18

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